LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
(LVIP FI Equity-Income Fund)

Board of Trustees Meeting
December 8, 2008

Resolution No. 20

Approve Amended Sub-Advisory Agreement –
Pyramis Global Advisors, LLC

WHEREAS, Pyramis Global Advisors, LLC (“Pyramis”) serves as the sub-adviser to the LVIP FI Equity-Income Fund (the “Fund”), a series of Lincoln Variable Insurance Products Trust (the “Trust”), pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”) between Lincoln Investment Advisors Corporation and Pyramis; and

WHEREAS, Pyramis has agreed to reduce the sub-advisory fee on the Fund, and accordingly, Fund Management is asking the Board to approve an Amendment to the Sub-Advisory Agreement to reflect the reduction in the sub-advisory fees to Pyramis to be effective on January 1, 2009 (the “Amendment”); and

WHEREAS, The Amendment would not affect the nature or quality of services provided to the Fund, nor would the Fund be charged different fees for services provided; and

WHEREAS, The Board, including each of the Independent Trustees, has determined that:

(a)         The Amendment is in the best interest of the Fund;

(b)	The nature and quality of the services to be provided under the Amendment are necessary for the operation of the Fund; and

(c)	The fees to be charged pursuant to the Amendment are fair and reasonable with respect to the Fund in light of the services to be provided.

NOW THEREFORE, BE IT RESOLVED, That the Board of Trustees, including a majority of the Independent Trustees, approves the Amendment to the Sub-Advisory Agreement, in substantially the form presented at this meeting, effective on  January 1, 2009;

RESOLVED FURTHER, That the officers of the Trust be, and they hereby are, authorized to prepare and file with the Securities and Exchange Commission a supplement to the Prospectus and/or Statement of Additional Information reflecting these changes and to take any further actions the officers deem necessary or appropriate to effectuate these resolutions.

FIRST AMENDMENT TO
SUB-ADVISORY AGREEMENT

THIS FIRST AMENDMENT, dated as of January 1, 2009 (the “Amendment”), to the Sub-Advisory Agreement, made as of April 30, 2007 (the “Agreement”), is by and between LINCOLN INVESTMENT ADVISORS CORPORATION (the “Adviser”) and PYRAMIS GLOBAL ADVISORS, LLC (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser have entered into the Agreement to with respect to management of the assets of the LVIP FI Equity-Income Fund (the “Fund”);

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the Sub-Adviser’s fees;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties agree as follows:

1. The fee schedule in Section 3 of the Agreement is to be deleted and replaced with the following fee schedule:

0.40% of the first $250,000,000
0.35% of the excess over $250,000,000

2. Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers, all as of the day and year first above written.

PYRAMIS GLOBAL ADVISORS, LLC Name: Title:	LINCOLN INVESTMENT ADVISORS CORPORATION Name: Kevin J. Adamson Title: Second Vice President

Accepted and agreed to
as of the date first above written:

LVIP FI EQUITY-INCOME FUND,
a series of Lincoln Variable Insurance Products Trust

Name:  William P. Flory, Jr.
Title:    Chief Accounting Officer and Second Vice President

LINCOLN INVESTMENT
ADVISORS CORPORATION

BY:
ATTEST:                                                                                       NAME:  William P. Flory, Jr.
NAME:    Kevin J. Adamson                                                      TITLE:   Chief Accounting Officer &
TITLE:     Second Vice President                                                               Second Vice President

PYRAMIS GLOBAL ADVISORS, LLC

BY:
ATTEST:                                                                                       NAME:
NAME:                                                                                          TITLE:
TITLE:

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (“Agreement”) executed as of May 1, 2009, is between LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (the “Adviser”), and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, a Delaware statutory trust (the “Sub-Adviser”).

WHEREAS, Lincoln Variable Insurance Products Trust (the “Trust”), on behalf of the each of its series which are listed in Schedule A to this Agreement (the “Funds”), has entered into an Investment Management Agreement, effective as of April 30, 2009, with the Adviser pursuant to which the Adviser has agreed to provide certain investment management services to the Funds; and

WHEREAS, the Adviser desires to appoint Sub-Adviser as investment sub-adviser to provide the investment advisory services to the Fund specified herein, and Sub-Adviser is willing to serve the Fund in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.           SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

(a)  Subject to the direction and control of the Board of Trustees (the “Trustees”) of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Fund.  In the performance of its duties and obligations under this Agreement, the Sub-Adviser will comply with the diversification requirements of Section 817 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities.

(b)  The Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value per share, portfolio accounting and shareholder accounting services).

(c)  The Sub-Adviser shall vote proxies relating to the Fund’s investment securities in the manner in which the Sub-Adviser believes to be in the best interests of the Fund, and shall review its proxy voting activities on a periodic basis with the Trustees.  Upon sixty (60) days’ written notice to the Sub-Adviser, the Trustees may withdraw the authority granted to the Sub-Adviser pursuant to this Section.

(d)  In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below.  In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions.  Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser’s over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.

(e)  The Sub-Adviser will provide advice and assistance to the Investment Adviser as to the determination of the fair value of certain investments where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees.

(f)  The Sub-Adviser shall furnish the Adviser and the Board of Trustees with such information and reports regarding the Fund’s investments as the Adviser deems appropriate or as the Board of Trustees shall reasonably request.  The Sub-Adviser shall make its officers and employees available to the Adviser from time to time at such reasonable times as the parties may agree to review investment policies of the Fund and to consult with the Adviser regarding the investment affairs of the Fund.

(g)  The Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund.

(h) In the performance of its duties, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following:  (i) provisions of the organizational documents of the Trust that are applicable to the Fund; (ii) the stated investment objectives, policies and restrictions of the Fund; (iii) the Investment Company Act of 1940 (the “1940 Act”) and the Investment Advisers Act of 1940 (the “Advisers Act”); (iv) any written instructions and directions of the Trustees, the Adviser or Fund management; and (v) its general fiduciary responsibility to the Fund.

(i)  The Sub-Adviser shall assist the Fund in the preparation of its registration statement, prospectus, shareholder reports, marketing materials and other regulatory filings, or any amendment or supplement thereto (collectively, “Regulatory Filings”) and shall provide the Fund with disclosure for use in the Fund’s Regulatory Filings, including, without limitation, any requested disclosure related to the Sub-Adviser’s investment management personnel, portfolio manager compensation, Codes of Ethics, firm description, investment management strategies and techniques, and proxy voting policies.

(j)  The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser’s compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act.  Such information, certifications and reports shall include, without limitation, those regarding the Sub-Adviser’s compliance with the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Code of Ethics of the Sub-Adviser and the Trust and certifications as to the validity of certain information included in the Fund’s Regulatory Filings.  The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to examine and review the Sub-Adviser’s compliance program and its adherence thereto.

(k)  Except as expressly provided under this Agreement, neither the Sub-Adviser nor any of its officers or employees shall act upon or disclose to any person any material non-public information with respect to the Fund, the Trust or the Adviser, including, without limitation, the portfolio holdings of the Fund.

(l)  The Sub-Adviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817(h) of the Code based upon its own records with respect to the Fund assets managed by the Sub-Adviser.  However, the Adviser agrees that the official testing for the Fund’s compliance with the Internal Revenue Code of 1986 shall be performed by the Adviser or by the Fund’s custodian.  The Sub-Adviser shall provide timely notice each calendar quarter if, in accordance with its records, such diversification with respect to the Fund assets managed by the Sub-Adviser was not satisfied.  The Adviser agrees that in the event that the Fund was not in compliance with Section 817(h) or Section 851 of the Code that it will instruct the Sub-Adviser on the corrections that it should take within 30 days of the end of the calendar quarter.  If the Fund fails the diversification requirements of Section 817(h) of the Code, the Sub-Adviser shall assist the Adviser in the preparation of any request for relief or argument to the Commissioner of the Internal Revenue Service pursuant to Treas. Reg. Section 1-817-5(c)(2) and Revenue Procedures 92-95 (or its successor).

634887/3

2.           OTHER AGREEMENTS.

 The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

3.           COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER.

(a)  As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Fund during the month.  Such fee shall be calculated in accordance with the fee schedule applicable to the Fund as set forth in Schedule A attached hereto.

(b)  The fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser.  Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month.  If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.           AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

5.           EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a)  This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as set forth below.   Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

(b)  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated at any time:

(i)  by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii)  by the Adviser on 60 days’ written notice to the Sub-Adviser; or

(iii)  by the Sub-Adviser on 60 days’ written notice to the Adviser.
(c)   No amendment to this Agreement shall be effective unless (i) there is written  consent of the parties to this Agreement and (ii) the amendment is approved in a manner consistent with the 1940 Act as interpreted or permitted by the U.S. Securities and Exchange Commission (“SEC”) and/or its staff.

6.           CERTAIN INFORMATION.

The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser has a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code (c) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund,  and (d) the principal officers of the Sub-Adviser or any portfolio manager of the Fund shall have changed.

7.           NONLIABILITY OF SUB-ADVISER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8.            INDEMNIFICATION.

The Sub-Adviser agrees to indemnify the Adviser and the Funds for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sub-Adviser) or litigation (including reasonable legal and other expenses) to which the Adviser or the Funds may become subject as a result of any untrue statement of a material fact contained in disclosure provided by the Sub-Adviser for inclusion in the Fund’s Regulatory Filings or any omission of a material fact required to be stated necessary to make such disclosure not misleading;

provided that the Sub-Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

9.           RECORDS; RIGHT TO AUDIT.

(a)  The Sub-Adviser agrees to maintain in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments made by the Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 under the 1940 Act.  The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records.  In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement.

(b)  The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Fund’s auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund.

10.           MARKETING MATERIALS.

(a)  The Fund shall furnish to the Sub-Adviser, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Sub-Adviser or any of its affiliates is named.  No such material shall be used except with prior written permission of the Sub-Adviser or its delegate.  The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis.  Failure by the Sub-Adviser to respond within ten (10) calendar days to the Fund shall relieve the Fund of the obligation to obtain the prior written permission of the Sub-Adviser.

(b)  The Sub-Adviser shall furnish to the Fund, prior to its use, each piece of advertising, supplemental sales literature or other promotional material in which the Fund, the Adviser or any of the Adviser’s affiliates is named.  No such material shall be used except with prior written permission of the Fund or its delegate.  The Fund agrees to respond to any request for approval on a prompt and timely basis.  Failure by the Fund to respond within ten (10) calendar days to the Sub-Adviser shall relieve the Sub-Adviser of the obligation to obtain the prior written permission of the Fund.

11.           GOVERNING LAW.

This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

12.           SEVERABILITY/INTERPRETATION.

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

13.           CERTAIN DEFINITIONS.

For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” and “assignment” shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

           IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS CORPORATION
/s/ Kevin J. Adamson
Name:   Kevin J. Adamson
Title:     Second Vice President

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust

/s/ Patrick P. Coyne
Name:  Patrick P. Coyne
Title:    President

Accepted and agreed to
as of the day and year
first above written:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST,
on behalf of its series listed on Schedule A

/s/ Daniel R. Hayes
Name:     Daniel R. Hayes
Title:       President

634887/3

SCHEDULE A

Fee Schedule

The Adviser shall pay to the Sub-Adviser compensation at an annual rate as follows:

Fund	Annual Rate As a Percent of Average Daily Net Assets
LVIP Delaware Foundation® Aggressive Allocation Fund	0.35%
LVIP Delaware Foundation® Moderate Allocation Fund	0.35%
LVIP Delaware Foundation® Conservative Allocation Fund	0.35%

SUB-ADVISORY AGREEMENT
LVIP GLOBAL INCOME FUND

This Sub-Advisory Agreement (“Agreement”) executed as of May 1, 2009, is between LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (the “Adviser”), and FRANKLIN ADVISERS, INC., a California corporation (the “Sub-Adviser”).

WHEREAS, Lincoln Variable Insurance Products Trust (the “Trust”), on behalf of the LVIP Global Income Fund (the “Fund”), has entered into an Investment Management Agreement with the Adviser, pursuant to which the Adviser has agreed to provide certain investment management services to the Fund; and

WHEREAS, the Adviser desires to appoint Sub-Adviser as investment sub-adviser to provide the investment advisory services specified herein to that portion of the Fund as the Adviser shall from time to time allocate to the Sub-Adviser (the “Managed Portion”), and Sub-Adviser is willing to serve the Fund in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.           SERVICES TO BE RENDERED BY SUB-ADVISER TO THE FUND.

(a)  Subject to the direction and control of the Board of Trustees (the “Trustees”) of the Trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the Managed Portion of the Fund which shall at all times meet the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986 (the “Code”).  The Sub-Adviser will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities.  The Sub-Adviser will be an independent contractor and will not have authority to act for or represent the Trust or Adviser in any way or otherwise be deemed an agent of the Trust or Adviser except as expressly authorized in this Agreement or another writing by the Trust, Adviser and the Sub-Adviser.

(b)  The Sub-Adviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Managed Portion of the Fund (excluding determination of net asset value per share, portfolio accounting and shareholder accounting services).  The Sub-Adviser shall be responsible for commercially reasonable expenses relating to the printing and mailing of required supplements to the Fund’s registration statement, provided that such supplements relate solely to a change in control of the Sub-Adviser or any change in the portfolio manager or managers assigned by the Sub-Adviser to manage the Fund.

(c)  The Sub-Adviser shall vote proxies relating to the Fund’s investment securities in the manner in which the Sub-Adviser believes to be in the best interests of the Fund, and shall review its proxy voting activities on a periodic basis with the Trustees.  Sub-Adviser’s obligation to vote proxies shall be contingent upon receipt or proxies from the Fund custodian in a timely manner.  The Trust or Adviser may withdraw the authority granted to the Sub-Adviser pursuant to this Section at any time upon written notice.

(d)  The Sub-Adviser will select brokers and dealers to effect all portfolio transactions with respect to the Managed Portion subject to the conditions set forth herein (except to the extent such transactions are effected in accordance with such policies or procedures as may be established by the Board of Trustees and received by Sub-Adviser.)  In the selection of brokers, dealers or futures commission merchants and the placing of orders for the purchase and sale of portfolio investments for the Managed Portion of the Fund, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below.  The Adviser reserves the right to direct the Sub-Adviser upon written notice not to execute transactions through any particular broker(s) or dealer(s), and the Sub-Adviser agrees to comply with such request within ten business days of receiving written notice.  In using its best efforts to obtain for the Managed Portion of the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker, dealer, or futures commission merchant involved; and the quality of service rendered by the broker, dealer or futures commission merchant in other transactions.  Subject to such policies as the Trustees may determine and to the extent such policies are received by the Sub-Adviser, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker, dealer or futures commission merchant that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker, dealer or futures commission merchant would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, dealer or futures commission merchant, viewed in terms of either that particular transaction or the Sub-Adviser’s over-all responsibilities with respect to the Fund and to other clients of the Sub-Adviser as to which the Sub-Adviser exercises investment discretion.  The Sub-Adviser shall maintain records adequate to demonstrate compliance with this section.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in compliance with Section 17(d) of the Investment Company Act of 1940 and the rules established thereunder, Section 206 of the Investment Advisers Act of 1940 and any rules established thereunder, and pursuant to policies adopted by the Sub-Adviser and approved by the Board of Trustees of the Fund.

(e)  The Sub-Adviser will provide advice and assistance to the Investment Adviser as to the determination of the fair value of certain investments held in the Managed Portion of the Fund where market quotations are not readily available for purposes of calculating net asset value of the Fund in accordance with valuation procedures and methods established by the Trustees.

(f)  The Sub-Adviser shall furnish the Adviser and the Board of Trustees with such information and reports regarding investments in the Managed Portion of the Fund as the Adviser reasonably deems appropriate or as the Board of Trustees shall reasonably request.  The Sub-Adviser shall make its officers and employees available from time to time, including attendance at Board of Trustees Meetings, at such reasonable times as the parties may agree to review investment policies of the Managed Portion of the Fund and to consult with the Adviser or the Board of Trustees regarding the investment affairs of the Managed Portion of the Fund.

(g)  The Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the assets of the Fund, except as permitted by the policies and procedures of the Fund, which shall be provided to Sub-Adviser.

(h) In the performance of its duties, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following to the extent that Sub-Adviser receives them from Adviser or Trust:  (i) provisions of the organizational documents of the Trust that are applicable to the Managed Portion of the Fund; (ii) the investment objectives, policies and restrictions of the Fund as stated in the Fund’s currently effective Prospectus and Statement of Additional Information (“SAI”) as amended from time to time; (iii) the Investment Company Act of 1940 (the “1940 Act”) and the Investment Advisers Act of 1940 (the “Advisers Act”); (iv) any written instructions and directions of the Trustees, the Adviser or Fund management; and (v) its general fiduciary responsibility to the Fund.

(i)  The Sub-Adviser shall assist the Fund in the preparation of its registration statement, prospectus, shareholder reports, marketing materials and other regulatory filings, or any amendment or supplement thereto (collectively, “Regulatory Filings”) and shall provide the Fund with disclosure for use in the Fund’s Regulatory Filings, including, without limitation, any requested disclosure related to the Sub-Adviser’s investment management personnel, portfolio manager compensation, Codes of Ethics, firm description, investment management strategies and techniques, and proxy voting policies.

(j)  The Sub-Adviser shall furnish the Adviser, the Board of Trustees and/or the Chief Compliance Officer of the Trust and/or the Adviser with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Sub-Adviser regarding the Sub-Adviser’s compliance with Rule 206(4)-7 of the Advisers Act and the Federal Securities Laws, as defined in Rule 38a-1 under the 1940 Act.  Such information, certifications and reports shall include, without limitation, those regarding the Sub-Adviser’s compliance with the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, the Code of Ethics of the Sub-Adviser and the Trust and certifications as to the validity of certain information included in the Fund’s Regulatory Filings.  The Sub-Adviser shall make its officers and employees (including its Chief Compliance Officer) available to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser from time to time to examine and review the Sub-Adviser’s compliance program and its adherence thereto.

2.           OTHER AGREEMENTS.

 The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

3.           COMPENSATION TO BE PAID BY THE ADVISER TO THE SUB-ADVISER.

(a)  As compensation for the services to be rendered by the Sub-Adviser under the provisions of this Agreement, the Adviser will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Managed Portion of the Fund during the month.  Solely for the purpose of determining the promptness of payments, payments shall be considered made upon mailing or wiring pursuant to wiring instructions provided by the Sub-Adviser.  Such fee shall be calculated in accordance with the fee schedule applicable to the Managed Portion of the Fund as set forth in Schedule A attached hereto.

(b)  The fee shall be paid by the Adviser, and not by the Fund, and without regard to any reduction in the fees paid by the Fund to the Adviser under its management contract as a result of any statutory or regulatory limitation on investment company expenses or voluntary fee reduction assumed by the Adviser.  Such fee to the Sub-Adviser shall be payable for each month within 10 business days after the end of such month.  If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.           AUTOMATIC TERMINATION.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the investment advisory contract between the Adviser and the Fund shall have terminated for any reason.

5.           EFFECTIVE PERIOD; TERMINATION AND AMENDMENT OF THIS AGREEMENT.

(a)  This Agreement shall become effective as of the date first written above, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as set forth below.   This Agreement shall automatically terminate in the event of its assignment or in the event of termination of the Investment Management Agreement.

(b)  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund as required by the 1940 Act; provided, however, that this Agreement may be terminated at any time without the payment of any penalty:

(i)  by the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund;

(ii)  by the Adviser on 60 days’ written notice to the Sub-Adviser; or

(iii)  by the Sub-Adviser on 60 days’ written notice to the Adviser.

(c)   Except to the extent permitted by the Investment Company Act of 1940 or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission (“SEC”), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act of 1940 as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees.

6.           CERTAIN INFORMATION.

The Sub-Adviser shall promptly notify the Adviser in writing of the occurrence of any of the following events: (a) the Sub-Adviser shall fail to be registered as an investment adviser under the Advisers Act and under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, (b) the Sub-Adviser has a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Section 817(h) of the Code (c) the Sub-Adviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund,  and (d) any portfolio manager of the Fund shall have changed.

7.           NONLIABILITY OF SUB-ADVISER.

Except as may otherwise be provided by the Investment Company Act of 1940 or the Investment Advisers Act of 1940, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8.            INDEMNIFICATION.

Notwithstanding Section 7, the Advisor and the Sub-Adviser each agree to indemnify the other party (and each such party’s affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys’ fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance, bas faith or gross negligence on the part of the indemnifying party.

9.           RECORDS; RIGHT TO AUDIT.

(a)  The Sub-Adviser agrees to maintain in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the investments held in the Managed Portion of the Fund made by the Sub-Adviser that are required to be maintained by the Fund pursuant to the requirements of Rule 31a-1 under the 1940 Act.  The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are the property of the Fund, and the Sub-Adviser will surrender promptly to the Fund any such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records.  In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer all such records to any entity designated by the Adviser upon the termination of this Agreement.  This Section shall not apply to separate records maintained by Sub-Adviser in compliance with Section 204 of the Investment Advisers Act of 1940, which records shall be the property of Sub-Adviser.

(b)  The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Fund’s auditors, any representative of the Fund, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Fund.

10.           CONFIDENTIAL INFORMATION

(a)  The Sub-Adviser will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Fund, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement.

(b)  Notwithstanding the foregoing, the Sub-Adviser shall not disclose to any third party the “non-public portfolio holdings” of the Fund, unless (1) there is a legitimate business purpose for such disclosure, and (2) such third party agrees in writing with Sub-Adviser to keep such information confidential and to not engage in trading based upon such information.  “Non-public portfolio holdings” means holdings which have not first been made public by making a filing with the Securities and Exchange Commission which is required to include such portfolio holdings information.

11.           MARKETING MATERIALS.

(a)  The Adviser agrees that the names of the Sub-Adviser and its affiliates and any of their logos, trademarks, service marks, trade names or any derivatives thereof (collectively, “Sub-Adviser Names”) are the valuable property of the Sub-Adviser and its affiliates.  The Adviser and the Trust may use the name of the Sub-Adviser to identify it as the sub-adviser of the Fund as required by law or regulation.  Any other use of a Sub-Adviser Name must be pre-approved in writing by the Sub-Adviser prior to the first such use.  Once approved in writing by the Sub-Adviser, any material change in the use of the Sub-Adviser Name requires prior approval in writing by the Sub-Adviser.  The Sub-Adviser agrees to respond to any request for approval under this section on a prompt and timely basis.  Failure by the Sub-Adviser to respond within ten (10) calendar days to the Fund shall relieve the Fund of the obligation to obtain the prior written permission of the Sub-Adviser.  Upon termination of this Agreement, the Adviser and the Trust shall cease to use all Sub-Adviser Names except as may be required by law or regulation.  The Adviser acknowledges that the Sub-Adviser and its affiliates could suffer irreparable harm from unauthorized use of its trademarks, service marks, logos or trade names for which monetary damages could be inadequate and therefore would be entitled to seek injunctive relief.

(b)  The Sub-Adviser agrees that the names of the Fund, Adviser and their affiliates and any of their logos, trademarks, service marks, trade names or any derivatives thereof (collectively, “Adviser Names”) are the valuable property of the Adviser and its affiliates.  The Sub-Adviser may use the Adviser Names to identify it as a sub-adviser or service provider to the Fund.  Any other use of Adviser Names must be pre-approved in writing by the Adviser prior to use.  Once approved in writing by the Adviser, any material change in the use of the Adviser Names requires prior approval in writing by the Adviser.  The Adviser agrees to respond to any request for approval under this section on a prompt and timely basis.  Upon termination of this Agreement, the Sub-Adviser shall cease to use all Adviser Names except as may be required by law or regulation.  The Sub-Adviser acknowledges that the Adviser, the Trust and their affiliates could suffer irreparable harm from unauthorized use of their trademarks, service marks, logos or trade names for which monetary damages could be inadequate and therefore would be entitled to seek injunctive relief.

12.           GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable.  To the extent that the applicable law of the State of Delaware or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act of 1940 or other federal laws and regulations which may be applicable, the latter shall control.

13.           SEVERABILITY/INTERPRETATION.

If any provision of this Agreement is held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

14.           NOTICES.

Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be given in writing, delivered, or mailed to the other party, or transmitted by facsimile to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the Sub-Adviser:

Franklin Advisers, Inc.
One Franklin Parkway
San Mateo, California 94404

With a copy to:
Franklin Templeton Investments
One Franklin Parkway
San Mateo, CA 94403-1906
Attention: General Counsel

(b)	If to the Adviser:

 Lincoln Investment Advisors Corporation
One Granite Place
Concord, NH 03301
Attn: Craig Moreshead
Facsimile (603) 226-5448

15.           CERTAIN DEFINITIONS.

For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” and “assignment” shall have the meaning defined in the 1940 Act, and subject to such orders or no-action letters as may be granted by the SEC and/or its staff.

           IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their duly authorized representatives, all as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS CORPORATION

/s/ Kelly D. Clevenger
Name:  Kelly D. Clevenger
                   Title:  Chairman

FRANKLIN ADVISERS, INC.

/s/ Christopher Molumphy
Name: Christopher Molumphy
Title:  Director/Executive Vice President
Franklin Advisers, Inc.
CIO Fixed Income Group

Accepted and agreed to
as of the day and year
first above written:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST,
on behalf of the LVIP Global Income Fund

/s/ Kelly D. Clevenger
Name: Kelly D. Clevenger
Title:   Chairman

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT is made by and between the LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the “Trust”), a Delaware statutory trust, on behalf of each of its series (the “Funds”), which are listed in Schedule A to this Agreement, and LINCOLN INVESTMENT ADVISORS CORPORATION (the “Investment Manager”), a Tennessee corporation.

WITNESSETH:

WHEREAS, the Trust has been organized and operates as a series investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund engages in the business of investing and reinvesting its assets in securities; and

WHEREAS, the Investment Manager is registered under the Investment Advisers Act of 1940 as an investment adviser and engages in the business of providing investment management services; and

WHEREAS, each Fund and the Investment Manager desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.  The Trust hereby employs the Investment Manager to manage the investment and reinvestment of each Fund’s assets and to administer its affairs, subject to the direction of the Trust’s Board of Trustees and officers for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Funds in any way, or in any way be deemed an agent of the Funds. The Investment Manager shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of each Fund and shall effect the purchase and sale of such investments in furtherance of each Fund’s objectives and policies.  The Investment Manager shall furnish the Board of Trustees with such information and reports regarding each Fund’s investments as the Investment Manager deems appropriate or as the Board of Trustees may reasonably request.

2.  The Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto, including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with each Fund’s shareholders; the payment of dividends; transfer of shares, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders’ meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. In conducting its own business and affairs, the Trust may utilize its trustees, officers and employees; may utilize the facilities and personnel of the Investment Manager and its affiliates; and may enter into agreements with third parties, either affiliated or non-affiliated, to perform any of these functions.  In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Trust, the Investment Manager and its affiliates may share facilities common to each, which may include, without limitation, legal and accounting personnel, with appropriate proration of expenses between them.  Directors, officers and employees of the Investment Manager or its affiliates may be directors, trustees and/or officers of any of the investment companies within the Lincoln Financial Group family.  Directors, officers and employees of the Investment Manager or its affiliates who are directors, trustees, and/or officers of these investment companies shall not receive any compensation from such investment companies for acting in such dual capacity.

3.  (a)  Subject to the primary objective of obtaining the best execution, the Investment Manager may place orders for the purchase and sale of portfolio securities and other instruments with such broker/dealers selected who provide statistical, factual and financial information and services to the Funds, to the Investment Manager, to any sub-adviser (as defined in Paragraph 5 hereof, a “Sub-Adviser”) or to any other fund for which the Investment Manager or any Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other investment company (or series thereof) for which the Investment Manager or any Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of any investment company or series thereof for which the Investment Manager or Sub-Adviser provides investment advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and NASD Regulation, Inc.

    (b)  Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Trust, the Investment Manager may cause a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Manager has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager’s overall responsibilities with respect to the Fund and to other investment companies (or series thereof) and other advisory accounts for which the Investment Manager or any Sub-Adviser exercises investment discretion.

4.  As compensation for the services to be rendered to each Fund by the Investment Manager under the provisions of this Agreement, each Fund shall pay monthly to the Investment Manager exclusively from that Fund’s assets, a fee based on the average daily net assets of that Fund during the month. Such fee shall be calculated in accordance with the fee schedule applicable to that Fund as set forth in Schedule A hereto.

If this Agreement is terminated prior to the end of any calendar month with respect to a particular Fund, the management fee for such Fund shall be prorated for the portion of any month in which this Agreement is in effect with respect to such Fund according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 calendar days after the date of termination.

5.  The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 (“Sub-Advisers”) to perform some or all of the services for a Fund for which it is responsible under this Agreement.  The Investment Manager will compensate any Sub-Adviser for its services to the Fund. The Investment Manager may terminate the services of any Sub-Adviser at any time with the approval of the Board of Trustees.  At such time, the Investment Manager shall assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the approval of the Board of Trustees and any requisite shareholder approval is obtained.  The Investment Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

6.  The services to be rendered by the Investment Manager to each Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

7.  The Investment Manager, its trustees, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to any Fund or to any other investment company, corporation, association, firm or individual.

8.  It is understood and agreed that so long as the Investment Manager and/or its advisory affiliates shall continue to serve as each Fund’s investment adviser, other investment companies as may be sponsored or advised by the Investment Manager or its affiliates shall have the right to adopt and to use the words “LIAC,” “Lincoln Investment Advisors Corporation” in their names and in the names of any series or class of shares of such investment companies.

9.  In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to each Fund, the Investment Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

10.  This Agreement shall be executed and become effective as of the date written below, and shall become effective with respect to each Fund as of the effective date set forth in Schedule A for that Fund, if approved by the vote of a majority of the outstanding voting securities of that Fund.  It shall continue in effect for an initial period of two years for each Fund and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by the vote of a majority of the outstanding voting securities of that Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement may be terminated as to any Fund by the Fund at any time, without the payment of a penalty, on not more than sixty days’ written notice to the Investment Manager of the Fund’s intention to do so, pursuant to action by the Board of Trustees or pursuant to the vote of a majority of the outstanding voting securities of the affected Fund.  The Investment Manager may terminate this Agreement as to any Fund at any time, without the payment of a penalty, on sixty days’ written notice to the Trust of its intention to do so.  Upon termination of this Agreement as to a Fund, the obligations of that Fund and the Investment Manager with respect to that Fund shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

11.  This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

12.  For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities”; “interested persons”; and “assignment” shall have the meaning defined in the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the 30th day of April, 2007.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its series /s/ Kelly D. Clevenger Kelly D. Clevenger Name: Kelly D. Clevenger Title: President
LINCOLN INVESTMENT ADVISORS CORPORATION /s/ William P. Flory, Jr. William P. Flory, Jr. Name: William P. Flory, Jr. Title: Second Vice President & Chief Accounting Officer

429929/7

SCHEDULE A

THIS SCHEDULE A lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement:

Fund Name	Management Fee Schedule (as a percentage of average daily net assets)	Effective Date
LVIP Capital Growth Fund	.75% of the first $100 million; .70% of the next $150 million; .65% of the next $750 million; and .60% of the excess over $1 billion	April 30, 2007
LVIP Cohen & Steers Global Real Estate Fund	.95%	April 30, 2007
LVIP Columbia Value Opportunities Fund	1.05% of the first $60 million; .75% of the next $90 million; and .65% of the excess over $150 million	April 30, 2007
LVIP Delaware Bond Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Delaware Foundation Conservative Allocation Fund	.75%	May 1, 2009
LVIP Delaware Foundation Conservative Allocation Fund	.75%	May 1, 2009
LVIP Delaware Foundation Conservative Allocation Fund	.75%	May 1, 2009
LVIP Delaware Growth and Income Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess of $400 million	April 30, 2007
LVIP Delaware Managed Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess of $400 million	April 30, 2007
LVIP Delaware Social Awareness Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP Delaware Special Opportunities Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP FI Equity-Income Fund	.75% of the first $500 million; and .70% of the excess over $500 million	April 30, 2007
LVIP Global Income Fund	.65%	May 1, 2009
LVIP Janus Capital Appreciation Fund	.75% of the first $500 million; and .70% of the excess over $500 million	April 30, 2007
LVIP Marsico International Growth Fund	1.00% of the first $50 million; .95% of the next $50million; .90% of the next $50 million; .85% of the next $100 million; and .80% of the excess over $250 million	April 30, 2007
LVIP MFS Value Fund	.75% of the first $75 million; .70% of the next $75 million; .65% of the next $50 million; and .60% of the excess over $200 million	April 30, 2007
LVIP Mid-Cap Value Fund	1.05% of the first $25 million; .95% of the next $25 million; .85% of the next $50 million; .75% of the next $150 million; and .70% of the excess over $250 million	April 30, 2007
LVIP Mondrian International Value Fund	.90% of the first $200 million; .75% of the next $200 million; and .60% of the excess over $400 million	April 30, 2007
LVIP Money Market Fund	.48% of the first $200 million; .40% of the next $200 million; and .30% of the excess over $400 million	April 30, 2007
LVIP SSgA Bond Index Fund	.40%	May 1, 2008
LVIP SSgA International Index Fund	.40%	May 1, 2008
LVIP SSgA Developed International 150 Fund	.75%	May 1, 2008
LVIP SSgA Emerging Markets 100 Fund	1.09%	June 18, 2008
LVIP SSgA Large Cap 100 Fund	.52%	May 1, 2008
LVIP SSgA S&P 500 Index Fund	.24% of the first $500 million; .20% of the next $500 million; and .16% of the excess over $1 billion	April 30, 2007
LVIP SSgA Small-Cap Index Fund	.32%	April 30, 2007
LVIP SSgA Small-Mid Cap 200 Fund	.69%	May 1, 2008
LVIP T. Rowe Price Growth Stock Fund	.80% of the first $50 million; .75% of the next $50 million; .70% of the next $150 million; .65% of the next $250 million; and .60% of the excess over $500 million	April 30, 2007
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	.75% of the first $200 million; .70% of the next $200 million; and .65% of the excess over $400 million	April 30, 2007
LVIP Templeton Growth Fund	.75% of the first $200 million; .65% of the next $300 million; and .60% of the excess over $500 million	April 30, 2007
LVIP Turner Mid-Cap Growth Fund	.90% of the first $25 million; .85% of the next $50 million; .80% of the next $75 million; .70% of the next $100 million; and .65% of the excess over $250 million	April 30, 2007
LVIP UBS Global Asset Allocation Fund	.75% of the first $200 million; .70% of the next $200 million; .68% of the excess over $400 million	April 30, 2007
LVIP Wilshire Aggressive Profile Fund	.25%	April 30, 2007
LVIP Wilshire Conservative Profile Fund	.25%	April 30, 2007
LVIP Wilshire Moderate Profile Fund	.25%	April 30, 2007
LVIP Wilshire Moderately Aggressive Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2010 Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2020 Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2030 Profile Fund	.25%	April 30, 2007
LVIP Wilshire 2040 Profile Fund	.25%	April 30, 2007

429929/7                                                                  A-

SUB-ADVISORY AGREEMENT

AGREEMENT made by and between LINCOLN INVESTMENT ADVISORS CORPORATION (the “Investment Manager”) and MONDRIAN INVESTMENT PARTNERS LIMITED (the “Sub-Adviser”).

WITNESSETH:

WHEREAS, Lincoln Variable Insurance Products Trust (the “Trust”) is an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a statutory trust under the laws of the State of Delaware; and

WHEREAS, the LVIP Global Income Fund (the “Fund”) is a series of the Trust; and

WHEREAS, the Investment Manager and the Trust, on behalf of the Fund, have entered into an agreement (the “Investment Management Agreement”) whereby the Investment Manager will provide investment advisory services to the Trust with respect to the Fund; and

WHEREAS, the Investment Manager has the authority under the Investment Management Agreement to retain one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Trust with respect to the Fund; and

WHEREAS, the Investment Manager and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment advisory services; and

WHEREAS, the Board of Trustees (the “Board” or the “Trustees”) of the Trust and the Investment Manager desire that the Investment Manager retain the Sub-Adviser to render investment advisory and other services with respect to that portion of the Fund as the Investment Manager shall from time to time allocate to the Sub-Adviser (the “Managed Portion”) in the manner, for the period, and on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.           (a)           The Sub-Adviser will supervise and direct the investments of the assets of the Managed Portion of the Fund in accordance with the Fund's investment objectives, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as the Fund may impose by notice in writing to the Sub-Adviser, subject always to the supervision and control of the Investment Manager and the Board.

(b)           As part of the services it will provide hereunder, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Fund or the Investment Manager to:

(i)           obtain and evaluate information relating to investment recommendations, asset allocation advice, industries, businesses, securities markets, research, economic analysis, and other investment services with respect to the securities that are included in the Managed Portion or that are under consideration for inclusion in the Managed Portion and invest the Managed Portion in accordance with the Investment Manager's and the Board's written direction as more fully set forth herein and as otherwise directed;

(ii)           regularly make decisions as to what securities to purchase and sell on behalf of the Fund with respect to the Managed Portion, effect the purchase and sale of such investments in furtherance of the Fund’s objectives and policies, and furnish the Board with such information and reports regarding the Sub-Adviser’s activities in the performance of its duties and obligations under this Agreement as the Investment Manager deems appropriate or as the Board may reasonably request, including such reports, information, and certifications as the officers of the Trust may reasonably require in order to comply with applicable international, federal and state laws and regulations;

(iii)           provide any and all material composite or other performance information, records and supporting documentation about accounts or funds the Sub-Adviser manages, if appropriate, that are relevant to the Managed Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Managed Portion that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning the Sub-Adviser’s prior performance in the Fund’s currently effective Prospectus, as the same may be hereafter modified, amended, and/or supplemented from time to time, and in any permissible reports and materials prepared by the Fund or its agent;

(iv) provide information as reasonably requested by the Investment Manager or the Board to assist them or their agents in the determination of the fair value of certain portfolio securities held in the Managed Portion when market quotations are not readily available for the purpose of calculating the Fund’s net asset value in accordance with procedures and methods established by the Board;

(v) vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent solicitations (“Corporate Actions”) with respect to the issuers of securities held in the Managed Portion, provided materials relating to such Corporate Actions have been timely received by the Sub-Adviser, and to submit reports regarding such Corporate Actions, including a copy of any policies regarding such Corporate Actions, in a form reasonably satisfactory to the Investment Manager and the Fund in order to comply with any applicable federal or state reporting requirements;

(vi) provide performance and other information as reasonably requested by the Investment Manager or the Board to assist them or their agent in conducting ongoing due diligence and performance monitoring; and

(vii) maintain all accounts, books, and records with respect to the Managed Portion as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules thereunder and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any accounts, books and records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act.  The Sub-Adviser shall furnish to the Investment Manager copies of all such accounts, books, and records as the Investment Manager may reasonably request.  The Sub-Adviser agrees that such accounts, books, and records are the property of the Trust, and will be surrendered to the Trust promptly upon request, with the understanding that the Sub-Adviser may retain its own copy of all records. The Sub-Adviser agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject to special and other examinations by the Securities and Exchange Commission and any governmental agency or other instrumentality having regulatory authority over the Fund.  The Sub-Adviser further agrees that all accounts, books and other records maintained and preserved by it as required hereby will be subject to such reasonable periodic examinations upon reasonable notice by the Fund, the Fund’s auditors or any representative of the Fund; provided that such examinations shall be conducted in a manner so as not to unreasonably disrupt the conduct of the business of the Sub-Adviser.

                      (c)           The Sub-Adviser shall not consult with any other sub-adviser of the Fund or of any fund that is an “affiliated person” of the Fund concerning transactions for the Fund in securities or other assets, except as such consultations may be reasonably necessary in order to ensure compliance with Rule 12d3-1 under the 1940 Act.

(d)           In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with, the following: (i) provisions of the Trust’s Agreement and Declaration of Trust, as the same may be hereafter modified, amended, and/or supplemented from time to time, that are applicable to the Managed Portion; (ii) provisions of the Trust’s By-Laws, as the same may be hereafter modified, amended, and/or supplemented from time to time; that are applicable to the Managed Portion; (iii) the Fund’s Prospectus; (iv) the 1940 Act and the Advisers Act and the rules under each and all other international, federal and state securities laws or regulations applicable to the Trust and the Fund; (v) the Trust’s compliance procedures and other policies and procedures adopted from time to time by the Board applicable to the Managed Portion; and (vi) the written instructions of the Investment Manager.

(e)           The Investment Manager agrees to provide the Sub-Adviser with current copies of the documents mentioned in paragraph 1(d)(i), (ii), (iii) and (v) above and all changes made to such documents at, or if practicable, before the time such changes become effective, and the Investment Manager acknowledges and agrees that the Sub-Adviser shall not be responsible for compliance with such documents or amendments unless and until they are received by the Sub-Adviser.  The Sub-Adviser shall be fully protected in acting upon any proper instructions reasonably believed by it to be genuine and signed or communicated by or on behalf of the Investment Manager or the Fund.

(f)           The Sub-Adviser hereby agrees during the period hereinafter set forth to render the services and assume the obligations herein set forth for the compensation herein provided.  The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust, the Fund or the Investment Manager in any way, or in any way be deemed an agent of the Trust, the Fund or the Investment Manager.

(g)           The Sub-Adviser may perform its services through its employees, officers or agents, and the Investment Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the Fund's Prospectus shall perform the portfolio management duties described therein until the Sub-Adviser notifies the Investment Manager that one or more other affiliates, employees, officers or agents identified in such notice shall assume such duties as of a specific date.

(h)           The Investment Manager shall provide (or use its best efforts to cause to be provided) timely information to the Sub-Adviser regarding such matters as the cash requirements and cash available for investment in the Managed Portion, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities under this Agreement.

2.           (a)           Under the terms of the Investment Management Agreement, the Trust shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its existence as a statutory trust organized under the laws of the State of Delaware; the maintenance of its own books, records, and procedures; dealing with its own shareholders; the payment of dividends; transfer of shares, including issuance and repurchase of shares; preparation of share certificates, if any; reports and notices to shareholders; calling and holding of shareholders’ meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; interest and federal and state registration fees.

(b)           Directors, officers and employees of the Sub-Adviser may be directors, officers and employees of other funds that have employed the Sub-Adviser as sub-adviser or investment manager. Directors, officers and employees of the Sub-Adviser who are Trustees, officers and/or employees of the Trust, shall not receive any compensation from the Trust for acting in such dual capacity.

3.           (a)           The Sub-Adviser will select brokers and dealers to effect all Fund transactions with respect to the Managed Portion subject to the conditions set forth herein.  The Sub-Adviser may combine orders for the Managed Portion with orders for other accounts or funds under management.  Transactions involving combined orders are allocated in a manner deemed equitable to each account.  The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable.  The Sub-Adviser is directed at all times to seek to execute transactions for the Managed Portion (i) in accordance with any written policies, practices or procedures that may be established by the Board or the Investment Manager from time to time and provided to the Sub-Adviser, and (ii) as described in the Fund’s Prospectus and SAI.  In placing any orders for the purchase or sale of investments for the Fund, with respect to the Managed Portion, the Sub-Adviser shall use its best efforts to obtain for the Managed Portion “best execution,” considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

(b)           Subject to the appropriate policies and procedures approved by the Board and provided to the Sub-Adviser in writing, the Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), cause the Managed Portion to pay a broker or dealer that provides brokerage and research services to the Investment Manager, the Sub-Adviser and the Managed Portion an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage and research services provided viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities to its clients for which the Investment Manager or the Sub-Adviser exercises investment discretion.  To the extent authorized by Section 28(e) and the Board, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.  In addition, subject to seeking best execution and compliance with applicable federal and state securities laws and regulations, the Investment Manager or the Sub-Adviser also may consider sales of shares of the Fund as a factor in the selection of brokers and dealers.  Subject to seeking best execution and compliance with applicable federal and state securities laws and regulations, the Board or the Investment Manager may direct the Sub-Adviser to effect transactions in Fund securities with respect to the Managed Portion through broker-dealers in a manner that will help generate resources to:  (i) pay the cost of certain expenses that the Fund is required to pay or for which the Fund is required to arrange payment; or (ii) recognize broker-dealers for the sale of Fund shares.

(c)           Subject to applicable law and regulations, including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Managed Portion with brokers or dealers that are affiliated with the Sub-Adviser.  Any entity or person associated with the Investment Manager or the Sub-Adviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund to the extent and as permitted by Section 11(a)(1)(H) of the Exchange Act and Rule 11a2-2(T) thereunder.

4.           As compensation for the services to be rendered to the Trust for the benefit of the Fund by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a fee as provided in Schedule A attached hereto.

5.           The services to be rendered by the Sub-Adviser to the Trust for the benefit of the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be materially impaired thereby.

6.           (a)           Subject to the limitation set forth in Paragraph 5, the Sub-Adviser, its directors, officers, employees, agents, and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Trust or to any other investment company, corporation, association, firm or individual.

(b)           Neither the Investment Manager, the Trust nor the Fund shall use the Sub-Adviser’s actual or fictitious name(s), mark(s), derivative(s) and/or logo(s) (or that of any affiliate of the Sub-Adviser, other than that of the Fund, the Trust, or any affiliate of the Investment Manager that is an affiliate of the Sub-Adviser solely by reason of the Sub-Adviser’s provision of services pursuant to this Agreement) or otherwise refer to the Sub-Adviser in any materials related to the Trust or the Fund distributed to third parties, including the Fund’s shareholders, without prior review and written approval by or on behalf of the Sub-Adviser, which may not be unreasonably withheld or delayed.  Upon termination of this Agreement, the Investment Manager, the Trust and the Fund, shall, to the extent applicable and as soon as is reasonably possible, cease to use the Sub-Adviser's actual or fictitious name(s), mark(s), derivative(s) and/or logo(s) in materials related to the Fund.

(c) The Sub-Adviser shall not use the name of the Trust, the Fund, or the Investment Manager (or that of any affiliate of the Investment Manager, other than that of any affiliate of the Sub-Adviser that is an affiliate of the Investment Manager solely by reason of the Sub-Adviser's provision of services pursuant to this Agreement) or otherwise refer to the Trust, the Fund or the Investment Manager in any materials related to the Trust or the Fund distributed to third parties, including the Fund’s shareholders, without prior review and written approval by the Trust, the Fund or the Investment Manager, as applicable, which may not be unreasonably withheld or delayed.  Upon termination of this Agreement, the Sub-Adviser, shall, to the extent applicable and as soon as is reasonably possible, cease to use the actual or fictitious name(s), mark(s), derivative(s) and/or logo(s) of the Trust, the Fund and the Investment Manager.

(d) This Section 6 applies solely to materials related to the Fund and the Trust only, and not to other products or relationships between the Sub-Adviser and the Investment Manager.

7.           (a)           In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of its duties as Sub-Adviser to the Trust on behalf of the Fund, neither the Sub-Adviser nor any of its officers, directors or employees (collectively, “Sub-Adviser Related Persons”) shall be liable to the Trust, the Fund, the Investment Manager or any shareholder of the Trust for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise. The Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Managed Portion or the Fund, or that the Managed Portion or the Fund will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.  Subject to the first sentence of this Section 7(a), the Sub-Adviser shall not be responsible for any loss incurred by any reason of any act or omission of any bank, broker, the custodian bank or any administrator or trustee whether appointed on behalf of the Investment Manager, the Fund or the Trust.  Nothing contained herein shall be deemed to waive any liability which cannot be waived under applicable law, including applicable U.S. state and federal securities laws, ERISA and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) or any rules or regulations adopted under any of those laws.

(b)             The Sub-Adviser agrees to indemnify the Investment Manager and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Sub-Adviser) or litigation (including legal and other expenses) to which the Investment Manager or the Fund may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof)  or settlements arise as a result of any failure by the Sub-Adviser to adequately diversify the investment program of the Fund pursuant to the requirements of Section 817(h) of the Internal Revenue Code, and the regulations issued thereunder (including, but not by way of limitation, Reg. Sec. 1.817-5, March 2, 1989, 54 F.R. 8730), relating to the diversification requirements for separate accounts, endowment, and life insurance contracts.

(c)           The Investment Manager shall indemnify Sub-Adviser Related Persons to the fullest extent permitted by law against any and all losses, damages, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, (collectively “Losses”) incurred by the Sub-Adviser or Sub-Adviser Related Persons relating to this Agreement or the performance by the Sub-Adviser or Sub-Adviser Related Persons of its or their duties hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust’s Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon information furnished to the Investment Manager or the Trust by the Sub-Adviser or a Sub-Adviser Related Person specifically for inclusion in the Registration Statement or any amendment thereof or supplement thereto, except to the extent any such Losses referred to in this paragraph (c) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Sub-Adviser or a Sub-Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

(d)           The Sub-Adviser shall indemnify the Investment Manager and its affiliates and its officers, directors and employees (collectively, “Investment Manager Related Persons”) to the fullest extent permitted by law against any and all Losses incurred by the Investment Manager or Investment Manager Related Persons relating to this Agreement or the performance by the Investment Manager or Investment Manager Related Persons of its or their duties hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust’s Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact that was known or that should have been known and was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reasonable reliance upon information furnished to the Investment Manager or the Trust by the Sub-Adviser or a Sub-Adviser Related Person specifically for inclusion in the Registration Statement or any amendment thereof or supplement thereto, except to the extent any such Losses referred to in this paragraph (d) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Investment Manager or an Investment Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

8.           (a)           This Agreement shall be executed and become effective as of the date written below; provided, however, that this Agreement shall not become effective with respect to the Fund unless it has first been approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the Securities and Exchange Commission (the “SEC”) or its staff.  This Agreement shall continue in effect for a period of two (2) years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board or by the vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of those Trustees of the Trust who are not parties hereto or “interested persons” of the Trust, the Fund, or any party hereto, cast in person at a meeting called for the purpose of voting on such approval.

(b)           No amendment to this Agreement shall be effective unless approved in the manner required by the 1940 Act and the rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

(c)           This Agreement may be terminated (i) by the Investment Manager at any time, without the payment of a penalty, on ninety (90) days' written notice to the Sub-Adviser of the Investment Manager’s intention to do so and (ii) by the Trust at any time, without the payment of a penalty, on sixty (60) days' written notice to the Sub-Adviser of the Trust’s intention to do so pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Fund.  The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on ninety (90) days’ written notice to the Investment Manager and the Trust of its intention to do so.  Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for (i) any obligation arising out of or relating to a breach of this Agreement committed prior to such termination, (ii) the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination, and (iii) any indemnification obligation provided in Paragraph 7 hereof.  This Agreement shall automatically terminate in the event of its assignment or upon the termination of the Investment Management Agreement.

9.           Any information and advice furnished by either party to this Agreement to the other party shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto.  Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it:

(i)
is already known to the receiving party at the time it is obtained (other than through previous disclosure by the protected party or by a party known by the receiving party to be bound by a confidentiality obligation to the protected party);

(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)	is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

(iv)
is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party provides the protected party written notice of such requirement, to the extent such notice is permitted);

(v)
is relevant to the defense of any claim or cause of action asserted against the receiving party (provided the receiving party provides the protected party with sixty (60) days' written notice of any disclosure if practicable or such lesser amount as may be necessary and provided such notice does not prejudice the receiving party); or

(vi)	has been or is independently developed or obtained by the receiving party.

The Sub-Adviser shall not disclose any “nonpublic personal information” (as such term is defined in Regulation S-P, including any amendments thereto) pertaining to the customers of the Trust or a client of the Investment Manager to any third party or use such information other than for the purpose of providing the services contemplated by this Agreement.

10.           The Sub-Adviser represents, warrants and agrees that:

(a)           The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Manager of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also promptly notify the Fund and the Investment Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations that do not specifically relate to the Managed Portion or the Fund shall not be required to be reported by this provision.

(b)           The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Investment Manager and the Board with a copy of such code of ethics, together with evidence of its adoption.  In accordance with the requirements of Rule 17j-1, the Sub-Adviser shall certify to the Investment Manager that the Sub-Adviser has complied in all material respects with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics relating to the services the Sub-Adviser performs under this Agreement or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Manager, the Sub-Adviser shall provide to the Investment Manager, its employees or its agents all information required by Rule 17j-1(c)(1) relating to the approval by the Fund's Board of Trustees of the Sub-Adviser’s code of ethics relating to the services the Sub-Adviser performs under this Agreement.

(c)           The Sub-Adviser has provided the Investment Manager with a copy of its Form ADV at least forty-eight (48) hours prior to execution of this Agreement, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to the Investment Manager at least annually. Such amendments shall reflect all changes in the Sub-Adviser’s organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

(d)           The Sub-Adviser will notify the Trust and the Investment Manager of any event that would be deemed an assignment of this Agreement, with the exception of any assignment by or with respect to the Investment Manager, or change of control of the Sub-Adviser, as applicable, or any change in the senior management personnel of the Sub-Adviser or any change in the portfolio manager(s) of the Managed Portion, prior to or promptly after such change.  The Investment Manager will notify the Sub-Adviser of any event that would be deemed an assignment of this Agreement, with the exception of any assignment by or with respect to the Sub-Adviser, or change of control of the Investment Manager, as applicable. The Sub-Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of an assignment of this Agreement or change in control of the Sub-Adviser so long as the assignment is not by or with respect to the Investment Manager.

(e)           The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage as shall be reasonably necessary in light of its obligations under this Agreement.

11.           This Agreement shall extend to and bind the successors of the parties hereto.  Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture.

12.           For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person,” and “assignment” shall have the meanings given them in the 1940 Act, subject, however to such exemptions as may be granted by the SEC and its staff under the 1940 Act.

669716/1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and duly attested as of the 1st day of May, 2009.

MONDRIAN INVESTMENT PARTNERS LIMITED /s/ David Tilles By: Name: David Tilles Title: Executive Chairman Attest: Nicola Clarke Name: Nicola Clarke Title: Legal Counsel	LINCOLN INVESTMENT ADVISORS CORPORATION /s/ Daniel Hayes By: Name: Daniel Hayes Title: President Attest: /s/ Craig Moreshead Name: Craig Moreshead Title: Sr. Counsel

Agreed to and accepted as of the day and year above written:

LVIP GLOBAL INCOME FUND, a series of Lincoln Variable Insurance Products Trust

/s/ Kelly D. Clevenger
By:
Name: Kelly D. Clevenger
Title:   Chairman

Attest:  /s/ Kevin J. Adamson
Name:         Kevin J. Adamson
Title:           2nd Vice President

669716/1

SCHEDULE A

Fee Schedule

The Investment Manager will pay to the Sub-Adviser a fee each month based on the average daily net assets of the Managed Portion of the Fund during the month. The Investment Manager shall pay to the Sub-Adviser compensation at an annual rate as follows:

.30% of the average daily net assets of the Managed Portion of the Fund